Exhibit 99.4

ROCKY BRANDS, INC.

UNAUDITED CONDENSED COMBINED

FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. (the "Acquisition"). On March 15, 2021 pursuant to the terms and conditions set forth in the Purchase Agreement, dated January 24, 2021 ("Purchase Agreement"), by and among Honeywell Safety Products USA, Inc., North Safety Products Limited, Honeywell Safety Products (UK) Limited, North Safety de Mexicali S de R.L. de C.V., Honeywell (China) Co. Ltd., and Rocky Brands, Inc. ("Rocky"), Rocky acquired 100% of the voting interests of certain subsidiaries and additional assets comprising the performance and lifestyle footwear business of Honeywell International Inc. ("Hermes Business") with the Acquisition. The aggregate preliminary closing price of the Acquisition was $206 million, net of cash acquired, and was funded through a senior secured term loan facility, senior secured asset-backed credit facility, and cash on hand. The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the additional debt incurred to fund the Acquisition.

The preliminary base purchase price for the Hermes Business was $230 million, and was subject to adjustment to reflect acquired cash, assumed liabilities and preliminary net working capital adjustments. Following initial adjustments, the preliminary closing price for the Hermes Business on March 15, 2021 was $206 million, and included a target net working capital of $52.7 million, net of cash acquired. Our estimated pro forma balance sheet included herein is stated as if the transaction occurred on September 30, 2020. As such, the estimated net working capital at September 30, 2020 is $68.0 million, reflecting a surplus of $15.3 million over the $52.7 million target. This increased the preliminary purchase price as of September 30, 2020, from $206 million to $221 million, net of cash acquired. Working capital balances on the actual date of the acquisition, March 15, 2021, will be different from those estimated at September 30, 2020. Future adjustments for working capital excess (deficit) compared to the $52.7 million target will change as Rocky finalizes valuations and financial results as of the actual date of the acquisition on March 15, 2021.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition and related borrowing as if it had been consummated on September 30, 2020 and includes pro forma adjustments based on Rocky management’s preliminary valuations of certain tangible and intangible assets. The unaudited pro forma condensed combined balance sheet combines Rocky’s unaudited historical consolidated balance sheet as of September 30, 2020 with the Hermes Business unaudited historical combined balance sheet as of September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 gives effect to the Acquisition and related borrowing as if it had been consummated on January 1, 2019 and combines Rocky’s historical results for the nine months ended September 30, 2020 and year ended December 31, 2019, with the Hermes Business historical results for the nine months ended September 30, 2020 and year ended December 31, 2019. There were no significant transactions outside the ordinary course of business for the Hermes Business in the nine months ended September 30, 2020 or year ended December 31, 2019.

The tax rate used for the pro forma financial information is a blended statutory tax rate, which will likely vary from the actual effective tax rate in periods subsequent to the completion of the pro forma events. No adjustment has been made to the unaudited pro forma condensed combined financial information as it relates to limitations of the ability to utilize deferred tax assets as a result of the pro forma events.

Rocky is providing the unaudited pro forma condensed combined information for illustrative purposes only and such pro forma information does not represent the consolidated results or financial position of Rocky had its acquisition of the Hermes Business been completed as of the dates indicated. The companies may have performed differently had they been combined during the periods presented. Specifically, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, revenue enhancements or restructuring costs that the combined company may achieve or incur as a result of the acquisition. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented. Further, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with Regulation S-X Article 11, "Pro Forma Financial Information", as amended by the final rule, "Amendments to Financial Disclosures About Acquired and Disposed Businesses", as adopted by the U.S. Securities and Exchange Commission (the "SEC") on May 21, 2020 ("Article 11") and is presented in U.S. dollars. Rocky elected to voluntarily comply with the amended Article 11 in advance of the mandatory compliance date. The pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition of the Hermes Business occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that Rocky will experience after the acquisition.

ROCKY BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(Amounts in thousands, except per share amounts)

	Historical	Acquired Business	Transaction Accounting		Rocky
	Rocky	(Note 1)	Adjustments	Note 3	Pro Forma
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$19,947	-	$(19,947)	A	-
Trade receivables – net	49,188	$44,011	-		$93,199
Other receivables	364	-	-		364
Inventories – net	80,655	52,598	4,211	B	137,464
Prepaid expenses	3,611	-	-		3,611
Total current assets	153,765	96,609	(15,736)		234,638
LEASED ASSETS	1,399	-	-		1,399
PROPERTY, PLANT & EQUIPMENT – net	31,325	11,621	3,955	C	46,901
GOODWILL	-	34,980	18,585	D	53,565
IDENTIFIED INTANGIBLES – net	30,216	17,800	68,220	E	116,236
DEFERRED INCOME TAXES	-	427	-		427
OTHER ASSETS	355	1,504	778	F	2,637
TOTAL ASSETS	217,060	162,941	75,802		$455,803

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$23,834	$24,712	$-		48,546
Contract liabilities	-	-	-		-
Accrued expenses:					-
Salaries and wages	3,813	-	-		3,813
Taxes – other	789	-	-		789
Accrued freight	729	-	-		729
Commissions	544	-	-		544
Accrued duty	4,586	-	-		4,586
Income tax payable	422	-	-		422
Other	1,563	8,078	-		9,641
Total current liabilities	36,280	32,790	-		69,070
LONG-TERM DEBT	-	-	207,784	G	207,784
LONG-TERM TAXES PAYABLE	169	-	-		169
LONG-TERM LEASE	833	-	-		833
DEFERRED INCOME TAXES	8,108	3,013	-		11,121
DEFERRED LIABILITIES	238	1,054	-		1,292
TOTAL LIABILITIES	45,628	36,857	207,784		290,269
SHAREHOLDERS' EQUITY	171,432	126,084	(131,982)	H	165,534
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$217,060	$162,941	$75,802		$455,803

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

ROCKY BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(Amounts in thousands, except per share amounts)

	Historical	Acquired Business	Transaction Accounting		Rocky
	Rocky	(Note 1)	Adjustments	Note 3	Pro Forma
NET SALES	$270,408	$203,028	-		$473,436
COST OF GOODS SOLD	172,723	139,824	$(1,176)	I	311,371
GROSS MARGIN	97,685	63,204	1,176		162,065

OPERATING EXPENSES	75,600	53,236	7,385	J	136,221

INCOME FROM OPERATIONS	22,085	9,968	(6,209)		25,844

OTHER INCOME (EXPENSES)	146	-	(13,853)	G	(13,707)

INCOME BEFORE INCOME TAXES	22,231	9,968	(20,062)		12,137

INCOME TAX EXPENSE	4,769	4,258	(6,176)	K	2,851

NET INCOME	$17,462	$5,710	$(13,886)		$9,286

INCOME PER SHARE
Basic	$2.36				$1.26
Diluted	$2.35				$1.25
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,387				7,387
Diluted	7,439				7,439

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

ROCKY BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(Amounts in thousands, except per share amounts)

	Historical	Acquired Business	Transaction Accounting		Rocky
	Rocky	(Note 1)	Adjustments	Note 3	Pro Forma
NET SALES	$189,691	$128,343	-		$318,034
COST OF GOODS SOLD	121,077	89,447	$(1,846)	I	208,678
GROSS MARGIN	68,614	38,896	1,846		109,356

OPERATING EXPENSES	54,344	37,691	3,036	J	95,071

INCOME FROM OPERATIONS	14,270	1,205	(1,190)		14,285

OTHER EXPENSES	(112)	-	(10,195)	G	(10,307)

INCOME BEFORE INCOME TAXES	14,158	1,205	(11,385)		3,978

INCOME TAX EXPENSE (INCOME)	2,917	(259)	(1,699)	K	959

NET INCOME	$11,241	$1,464	$(9,686)		$3,019

INCOME PER SHARE
Basic	$1.54				$0.41
Diluted	$1.53				$0.41
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,323				7,306
Diluted	7,352				7,336

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

Note 1. Basis of pro forma preparation

The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Rocky and the historical financial statements of the Hermes Business, after giving effect to the acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, (ASC 805) and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet combines Rocky's unaudited historical consolidated balance sheet as of September 30, 2020 with the Hermes Business' unaudited historical combined balance sheet as of September 30, 2020 and reflects the Acquisition and related borrowings as if it had been consummated on September 30, 2020.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 gives effect to the Acquisition and related borrowings as if it has been consummated on January 1, 2019.

The Hermes Business historical statements of operations have been adjusted to align with Rocky's presentation as described below:

●	Outbound freight included in cost of goods sold was reclassified to operating expenses within the accompanying unaudited pro forma condensed combined statements of operations
●	Product development costs included in operating expenses were reclassified to cost of goods sold within the accompanying unaudited pro forma condensed combined statements of operations

Accounting Policies

During preparation of the unaudited pro forma condensed combined financial information, Rocky management has performed a preliminary analysis and is not aware of any material differences other than the pro forma reclassifications detailed in Note 1. Accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies, other than the pro forma reclassifications detailed in Note 1. Following the acquisition date, Rocky management will conduct a final review of the Hermes Business’ accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of the Hermes Business’ results of operations or reclassification of assets or liabilities to conform to Rocky’s accounting policies. As a result of this review, Rocky management may identify differences that, when adjusted or reclassified, could have a material impact on this unaudited pro forma condensed combined financial information.

Note 2. Preliminary Purchase Price Allocation

The acquisition of the Hermes Business is being accounted for as a business combination using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date, under ASC 805.

The fair values of the assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon a preliminary assessment of fair value and may change when the final valuation of tangible and intangible assets, working capital and tax-related matters are finalized. Rocky expects to finalize the purchase price allocation as soon as practicable, but no later than one year from the acquisition date.

The preliminary closing price for the Hermes Business was $206 million, net of cash, with adjustments as necessary based on an estimated working capital deficit. The preliminary closing price of $206 million, net of cash, included a target net working capital of $52.7 million. Future adjustments for working capital excess (deficit) compared to the $52.7 million target will change as Rocky finalizes valuations and financial results as of the actual date of the acquisition on March 15, 2021.

Based on September 30, 2020 financial information, Rocky estimated total acquisition consideration and the preliminary allocation of fair value to the related assets and liabilities as follows:

($ in thousands)	Fair Value
Preliminary closing price, net of cash	$205,783
Estimated working capital excess if transaction closed on September 30, 2020	15,272
Estimated purchase price, net of cash acquired	221,055

Estimated net assets acquired if transaction closed on September 30, 2020:
Accounts receivable	44,011
Inventories	56,809
Total current assets	100,820
Accounts payable	(24,712)
Accrued expenses	(8,078)
Estimated working capital	68,030
Property, plant and equipment	15,576
Intangible assets	86,020
Other assets	1,931
Deferred taxes	(3,013)
Deferred liabilities	(1,054)
Net identifiable assets acquired	167,490
Goodwill	53,565
Net assets acquired	221,055

Note 3. Unaudited Pro Forma Adjustments to the Condensed Combined Balance Sheet

The pro forma adjustments are based on Rocky’s preliminary estimates and assumptions that are subject to change including with respect to final purchase price and allocation thereof. Accordingly, the purchase price allocation is considered preliminary and may materially change before final determination. The changes would affect the values assigned to tangible or intangible assets and depreciation or amortization. The following adjustments have been reflected in the unaudited pro forma combined condensed balance sheet as if the acquisition occurred on September 30, 2020 and in the unaudited pro forma combined condensed statements of operations as if the acquisition occurred on January 1, 2019.

A. Cash and cash equivalents

Cash and cash equivalents have been adjusted as follows:

($ in thousands)	Amount
Net proceeds from term facility and ABL facility (1)	$207,784
Consideration transferred, net of cash acquired (2)	(205,783)
Based on working capital at 9/30/2020, estimated acquisition price	(15,272)
Acquisition-related costs (3)	(6,676)
Total transaction accounting adjustment to cash	$(19,947)

(1)	Reflects the proceeds, net of debt issuance costs, from the issuance of the senior secured term loan facility and senior secured asset-based credit facility. See note 3(E).

(2)	Reflects total cash consideration transferred, net of cash received, to Honeywell International Inc. upon closing.

(3)	Reflects acquisition-related costs associated with banking fees, legal and professional fees, and consulting fees.

B. Inventories – net

The adjustment steps up the pro forma balance sheet for the Hermes Business' inventory to fair value. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those selling efforts. The pro forma income statement for the year ended December 31, 2019 is also adjusted to increase cost of sales by the same amount as the inventory is expected to be sold within one year of the acquisition date.

C. Property, plant & equipment -– net

An adjustment of $4.0 million was made to reflect the preliminary fair value of acquired property, plant and equipment of $15.6 million. The following table summarizes the transaction accounting adjustment for property, plant and equipment as of September 30, 2020 as if the transaction consummated on September 30, 2020 and the transaction accounting adjustment for depreciation expense for the year ended December 31, 2019 as if the transaction consummated on January 1, 2019:

		Average Estimated
	Preliminary	Remaining Useful	Depreciation Expense for the Year Ended December 31, 2019
($ in thousands)	Fair Value	Life in Years	Total	Cost of Goods Sold	Operating Expenses
Machinery and equipment	$9,089	9	$1,010	$677	$333
Buildings and improvements	5,432	20	272	182	90
Land and improvements	161	-	-	-	-
Others	894	5	179	120	59
Total	15,576		1,461	979	482
Less: amounts included in the historical balance sheet and statement of operations of Hermes Business	(11,621)		(2,009)	(1,346)	(663)
Net transaction accounting adjustments	$3,955		$(548)	$(367)	$(181)

The following table summarizes the transaction accounting adjustment for depreciation expense for the nine months ended September 30, 2020 as if the transaction consummated on January 1, 2019:

	Depreciation Expense for the Nine Months Ended September 30, 2020
($ in thousands)	Total	Cost of Goods Sold	Operating Expenses
Machinery and equipment	$758	$508	$250
Buildings and improvements	204	136	68
Land and improvements	-	-	-
Others	134	90	44
Total	1,096	734	362
Less: amounts included in the historical statement of operations of Hermes Business	(1,815)	(1,216)	(599)
Net transaction accounting adjustment	$(719)	$(482)	$(237)

D. Goodwill

Reflects the preliminary purchase price allocation and recognition of goodwill. Adjustment of $18.6 million reflects the Goodwill resulting from the acquisition consisting largely of synergies and economies of scale expected from combining the operations of Rocky and the Hermes Business. The full amount of goodwill is expected to be deductible for income tax purposes.

E. Identified intangibles – net

The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are as follows:

		Average Estimated	Amortization Expense	Amortization Expense
	Preliminary	Remaining Useful	for the Year Ended	for the Nine Months Ended
($ in thousands)	Fair Value	Life in Years	December 31, 2019	September 30, 2020
Customer Relationships	$34,300	15	$2,287	$1,715
Trade Names	51,720	Indefinite	-	-
	$86,020		$2,287	$1,715

F. Other assets

An adjustment of $0.8 million was made to account for reps and warranties insurance coverage premiums purchased to cover key risk areas in connection with the Acquisition, which will be amortized over three years.

G. Long-term debt and interest expense

On March 15, 2021, Rocky entered into a senior secured term loan facility ("Term Facility") with TCW Asset Management Company, LLC, as agent, for the lenders party thereto in the amount of $130 million. On March 15, 2021, Rocky also entered into a senior secured asset-based credit facility (“ABL Facility”) with Bank of America, N.A. as agent, for the lenders party thereto, with $80 million funded at March 15, 2021. The net proceeds from the Term Facility and ABL Facility was $206 million, after deducting debt issuance costs of $4.3 million. Rocky used the net proceeds from the Term Facility and ABL facility to finance the acquisition.

The table below illustrates Rocky’s debt transaction and summarizes Rocky’s transaction accounting adjustment as if the Acquisition consummated on September 30, 2020:

September 30,
($ in thousands)	2020
Term Facility	$130,000
ABL Facility	80,000
Total debt	210,000
Less: Unamortized debt issuance costs	(4,266)
Plus: Additional cash needed to fund acquisition(1)	2,050
Total pro forma adjustment to Rocky's long-term debt	$207,784

(1)	Additional cash needs resulting from acquisition-related costs noted in Note 3(A) would have been borrowed against the ABL facility had the transaction consummated September 30, 2020.

Interest payments on the Term Facility are due in arrears on the last business day of each calendar quarter at a rate of 8.00% per annum. Interest payments on ABL Facility are in arrears on the last business day of each calendar quarter at a rate of 3.25% per annum. Total interest expense has been calculated as if the Acquisition consummated on January 1, 2021.

($ in thousands)	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
Interest expense on new term facility	$10,400	7,605
Interest expense on new ABL facility	2,600	1,950
Amortization of new debt issuance costs	853	640
Total pro forma adjustment to interest expense	$13,853	$10,195

H. Shareholders' equity

Shareholders' equity has been adjusted as follows:

($ in thousands)	Amount
Retained Earnings(1)	$(5,898)
Invested Equity(2)	(126,922)
Accumulated other comprehensive loss(3)	838
Total transaction accounting adjustment to shareholders' equity	$(131,982)

(1)	Adjustment of $6.7 million to reflect the Company's transaction expenses included in retained earnings, see note 3(A).

(2)	Elimination of invested equity included in the historical statement of operations of the Hermes' Business.

(3)	Elimination of accumulated other comprehensive loss included in the historical statement of operations of the Hermes' Business.

I. Cost of goods sold

Adjustments to cost of goods sold are as follows:

	Year Ended	Nine Months Ended
($ in thousands)	December 31, 2019	September 30, 2020
Reclassification of outbound freight(1)	$(7,866)	$(3,499)
Reclassification of product development costs(1)	2,846	2,135
Amortization of inventory step-up (2)	4,211	-
Transaction accounting adjustment to depreciation of acquired property, plant and equipment(3)	(367)	(482)
Total pro forma adjustments to cost of goods sold	$(1,176)	$(1,846)

(1)	See note 2.

(2)	See note 3(B).

(3)	See note 3(C).

J. Operating expenses

Adjustments to operating expenses are as follows:

	Year Ended	Nine Months Ended
($ in thousands)	December 31, 2019	September 30, 2020
Reclassification of outbound freight(1)	$7,866	$3,499
Reclassification of product development costs(1)	(2,846)	(2,135)
Transaction accounting adjustment to depreciation of acquired property, plant and equipment(2)	(181)	(237)
Transaction accounting adjustment to amortization of customer relationships	2,287	1,715
Transaction accounting adjustment to amortization of other assets	259	194
Total pro forma adjustments to operating expenses	$7,385	$3,036

(1)	See note 2.

(2)	See note 3(B).

K. Income tax expense

Net adjustment to reflect income tax expense at Rocky's effective tax rate. The total effective tax rate of the combined company is subject to change based upon post-acquisition income by jurisdiction and other factors.